FOR IMMEDIATE RELEASE

MEDIA CONTACT:
Jennifer Osuna
WorldGate Communications
704-260-3375
jennifer@wgate.com

WorldGate Announces Kenmec as Manufacturing Partner for Digital Video Phones

Next generation digital video phone offers innovative video technology to customers around the world.

TREVOSE, Pa (Nov. 24, 2009) WorldGate (OTCBB: WGAT.OB), a leading provider of digital voice and video phone services and next generation video phones, has announced a new manufacturing agreement with Kenmec Mechanical Engineering Co., Ltd. to produce WorldGate's new line of digital video phones for the consumer market.

“With the launch of WorldGate’s new digital video phone platform, we will be taking WorldGate quality to a whole new level,” said George E. Daddis, Jr., Chief Executive Officer of WorldGate. “We are in the process of completely redesigning and reengineering WorldGate’s digital video phone while developing a completely new video hardware and software platform.  And, we are confident that Kenmec, a world-class electronics contract manufacturer, will enable us to meet the high level of quality and reliability that our customers have come to expect."

WorldGate introduced its first digital video phone in 2005. It quickly became recognized as the standard by which all other consumer digital video phones are judged and was awarded a patent for its innovative approach. The launch of WorldGate’s next generation digital video phone featuring the latest technology is expected to enter the marketplace in June 2010. Designed for consumers with broadband Internet access, WorldGate’s high quality, full-motion synchronized picture and voice transmission will be delivered without the delays or distortion usually associated with other video calling devices. The seven-inch, high-resolution LCD digital screen will allow users to view real-time video for true-to-life conversations that users can see and hear.

"Kenmec is excited to work with WorldGate to manufacture their next generation digital video phone," said Shun Fa Nan, Chief Executive Officer of Kenmec. "WorldGate is recognized as a market leader in video communications and it brings us great pleasure to work with their highly experienced team to bring their next generation digital video phone and the stunning, real-time video experience it will deliver to the marketplace."

About WorldGate
Founded in 1996, WorldGate is a leading provider of digital voice and video phone services and next generation video phones. WorldGate designs and develops innovative digital video phones featuring high quality, real-time, two-way video. This unique combination of functional design, advanced technology and use of IP broadband networks provides true-to-life video communication. As a result, WorldGate brings family and friends closer together by offering a new way to experience communication—through an immediate video connection allowing them to instantly hear and see each other for a face-to-face conversation. For more information, please visit www.wgate.com.

About Kenmec Mechanical Engineering Co., Ltd.
With comprehensive production facilities and experienced technical support team, Kenmec has become a leader in electronics product processing services. Kenmec specializes in telecommunications, opto-electronics, medical electronics and other high technology industries. Kenmec provides services including: Surface Mounting Technology (SMT) and Through Hold PCB (THP) processing; BGA processing, heavy engineering and X-Ray inspection; product assembly (including assembly of LCD TV and large industrial systems); single board and system testing; packaging and transportation; component procurement; manufacturing and design services; and integrated service from prototyping through to mass production. For more information, please visit www.kenmec.com.
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This press release may contain forward-looking statements that are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Expressions of future goals and similar expressions including, without limitation, expressions using the terminology "may," "plans," "expects," "anticipates," "forecasts," and expressions which otherwise reflect something other than historical fact are intended to identify forward-looking statements, including the launch date, design, reliability and quality of the next generation video phone. These forward-looking statements involve a number of risks and uncertainties, including the factors described in the Company's filings with the Securities and Exchange Commission. The actual results may differ materially from any forward-looking statements due to such risks and uncertainties. No obligation is undertaken to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.